UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2026
______________________________
The Baldwin Insurance Group, Inc.
(Exact name of registrant as specified in its charter)
______________________________

Delaware	001-39095	61-1937225
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)
4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607
(Address of principal executive offices) (Zip code)
(Registrant’s telephone number, including area code): (866) 279-0698
Not Applicable
(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BWIN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 4, 2026, the Board of Directors of The Baldwin Insurance Group, Inc. (the “Company”) appointed Johnathan Daniel to serve as interim Chief Accounting Officer of the Company effective upon the commencement of Corbyn Lichon’s, the Company’s Chief Accounting Officer, maternity leave, which is expected to begin in mid-to-late June 2026.
Mr. Daniel, age 41, has served as Executive Director of Finance of the Company since January 1, 2026. Prior to joining the Company, Mr. Daniel served as Chief Financial Officer of CAC Group, which was acquired by the Company in January 2026, where he led financial strategy, capital planning, accounting, and operational finance, from July 2025 to December 2025. Prior to his appointment as Chief Financial Officer, Mr. Daniel was the Controller of CAC Group from April 2022 to July 2025 where he led the accounting function. Prior to joining CAC Group, Mr. Daniel served as Senior Director, SEC Reporting and Internal Controls at Science 37 from November 2021 through April 2022 where he led SEC reporting and internal control efforts associated with Science 37’s public listing. Prior to that, Mr. Daniel served as Vice President, Finance and Corporate Controller at ProAssurance Corporation, a publicly traded specialty insurance holding company, where he was responsible for accounting, finance, and internal control functions, from February 2017 to November 2021. Mr. Daniel began his career in public accounting, serving as a Manager at RSM US LLP from December 2012 to February 2017 and as a Senior Assurance Associate at PricewaterhouseCoopers LLP from September 2009 to November 2012. Mr. Daniel received a Bachelor of Science in Commerce and Business Administration, with a major in Accounting, summa cum laude, from the University of Alabama. Mr. Daniel is a Certified Public Accountant and is Accredited in Business Valuation by the American Institute of Certified Public Accountants.
There are no arrangements or understandings between Mr. Daniel and any other person pursuant to which Mr. Daniel was appointed to serve as interim Chief Accounting Officer of the Company. There are no family relationships between Mr. Daniel and any of the Company’s directors or executive officers. Mr. Daniel has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.
Mr. Daniel is party to an Employment Agreement with a wholly-owned subsidiary of the Company (the “Employment Agreement”), which took effect on January 1, 2026. Mr. Daniel is entitled to an annual base salary of $300,000 and is eligible to receive a targeted annual bonus of up to 100% of his base salary based on his individual performance and the overall performance of the Company; provided that the bonus for calendar year 2026 shall not be less than $300,000, to be paid in fully vested Class A shares, par value $0.01 per share, of the Company. The Employment Agreement was entered into for an indefinite period and may be terminated at any time by the Company, or by Mr. Daniel upon at least 120 days’ prior written notice; however, no notice period applies in case of termination for Cause (as defined in the Employment Agreement). The Employment Agreement further provides for standard benefits, such as participation in employee benefit plans, expense reimbursement, and an open paid time off policy. The Employment Agreement also contains certain standard confidentiality requirements.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 4, 2026, the Company held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the shareholders of the Company voted on the following three proposals, each of which was described in greater detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 22, 2026 (the “Proxy Statement”):
Proposal 1—Election of Directors
The following nominees were elected to the Company’s Board of Directors as Class I Directors, each to serve until the annual shareholders’ meeting to be held in 2029 or until his or her successor is elected and qualified. The voting results for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
Lowry Baldwin	94,869,684	4,282,765	10,510,460
Sathish Muthukrishnan	98,197,244	955,205	10,510,460
Sunita Parasuraman	98,076,188	1,076,261	10,510,460
Ellyn Shook	81,501,294	17,651,155	10,510,460

Proposal 2—Advisory vote on the compensation of the Company’s named executive officers (“Say-on-Pay” vote)
The shareholders voted to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement. The voting results on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
94,240,293	4,125,200	786,956	10,510,460
Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was approved. The voting results on this proposal were as follows:

For	Against	Abstain
109,549,914	62,128	50,867

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Baldwin Insurance Group, Inc.

Date: June 4, 2026	By:	/s/ Bradford L. Hale
		Name:	Bradford L. Hale
		Title:	Chief Financial Officer